EX - (e)(4)
AMENDMENT
TO
UNDERWRITING AGREEMENT
This Amendment (the “Amendment”) is made as of September 10, 2010, by and between PNC Funds (the “Trust”) and Professional Funds Distributor, LLC (“PFD”).
     WHEREAS, the Trust and PFD entered into an Underwriting Agreement dated as of May 31, 2003 (the “Agreement”), relating to PFD’s provision of underwriting services to the Trust; and
     WHEREAS, pursuant to Section 16 of the Agreement, the parties wish to amend the Agreement as set forth below.
NOW THEREFORE, the Agreement shall be amended as follows:
1. All references in the Agreement to “Allegiant Fund” shall be deemed to refer to “PNC Funds.”
2. PFD shall provide services to the portfolios of the Trust set forth in Exhibit A.
3. Except as amended hereby, the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

PNC FUNDS

By:	/s/ Jennifer E. Spratley

Name: Jennifer E. Spratley

Title: Vice President

PROFESSIONAL FUNDS DISTRIBUTOR, LLC

By:	/s/ Jennifer DiValerio

Name: Jennifer DiValerio

Title: Vice President